UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2007

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania	15258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 234-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The following exhibits are filed herewith and are incorporated by reference into Registration Statement Nos. 333-135919, 333-135919-01, 333-135919-02, 333-135919-03 and 333-135919-04 pertaining to certain debt securities of Mellon Funding Corporation and the related guarantees of Mellon Financial Corporation.

Exhibit Number	Description
1.2	Underwriting Agreement dated May 10, 2007, among Mellon Funding Corporation (the “Company”), Mellon Financial Corporation (the “Guarantor”), Bear, Stearns & Co. Inc., UBS Securities LLC, Banc of America Securities LLC, Lehman Brothers Inc. and BNY Capital Markets, Inc., as Underwriters relating to the issuance and sale of the Company’s $250,000,000 aggregate principal amount of 5.20% Senior Notes due 2014 and $250,000,000 aggregate principal amount of Floating Rate Senior Notes due 2014 and the related guarantees of the Guarantor.

4.25	Form of 5.20% Senior Note due 2014

4.26	Form of Floating Rate Senior Note due 2014

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed on the Exhibit Index accompanying this Form 8-K are furnished or filed herewith as indicated thereon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

	By:	/s/ Michael A. Bryson
	Name:	Michael A. Bryson
Date: May 21, 2007	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
1.2	Underwriting Agreement dated May 10, 2007	Filed herewith.

4.25	Form of 5.20% Senior Note due 2014	Filed herewith.

4.26	Form of Floating Rate Senior Note due 2014	Filed herewith.